UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2025

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Executive Cash Retention Bonuses
On March 26, 2025 (the “Approval Date”), the Board of Directors (the “Board”) of iRobot Corporation (the “Company”), upon the recommendation of the Compensation and Talent Committee of the Board, approved cash retention bonuses for the Company’s named executive officers who are currently serving as executive officers (the “Bonus Recipients”) in the amounts set forth in the table below (the “Retention Bonuses”). In connection with the Board’s continued strategic review of alternatives for the Company’s business, the Retention Bonuses were awarded to incentivize the continued employment with the Company of the Bonus Recipients through December 31, 2025 (the “Retention Date”). The Retention Bonuses are in lieu of participation by the Bonus Recipients in the Company’s 2025 annual senior executive incentive compensation plan (SEICP), and shall be paid to the Bonus Recipients within 30 days after the Approval Date. In the event that a Bonus Recipient’s employment with the Company is terminated by the Company for “cause” (as defined below) or a Bonus Recipient resigns without “good reason” (as defined in such Bonus Recipient’s executive employment agreement with the Company) prior to the earlier of (i) the Retention Date or (ii) the closing of a “Sale Event” (as defined in the Company’s 2018 Stock Option and Incentive Plan, as amended), then such Bonus Recipient is required to repay the Company the after-tax amount of such Bonus Recipient’s Retention Bonus within 90 days following the date of termination. For purposes of the Retention Bonuses, “cause” shall mean (i) an unauthorized use or disclosure by the Bonus Recipient of the Company’s confidential information or trade secrets (unless permitted by applicable law), or (ii) a material breach of any agreement between the Bonus Recipient and the Company, in either case, which results in material harm to the Company.

Bonus Recipient	Title	Retention Bonus
Gary Cohen	Chief Executive Officer	$700,000
Jeffrey Engel	President & Chief Operating Officer	$510,000
Karian Wong	EVP & Chief Financial Officer	$337,500
Jules Connelly	SVP & Chief Human Resources Officer	$210,000
The Retention Bonuses are subject to the terms of an Executive Bonus Letter Agreement entered into with each Bonus Recipient and the summary above is qualified in its entirety by reference to the form of Executive Bonus Letter Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025.
Approval of Executive Sale Bonus Plan
On March 26, 2025, the Board, upon the recommendation of the Compensation and Talent Committee of the Board, also approved an Executive Sale Bonus Plan pursuant to which the Bonus Recipients will be eligible to receive cash bonuses upon the closing of a Sale Event (the “Sale Bonuses”). Each Bonus Recipient has a minimum and a target Sale Bonus, as set forth in the table below. However, the actual amount of the Sale Bonuses payable to the Bonus Recipients will be based upon the amount of net proceeds received by the Company in a Sale Event and are not subject to a cap. In the event that a Bonus Recipient’s employment with the Company is terminated by the Company for cause or a Bonus Recipient resigns without good reason prior to the closing of a Sale Event, then such Bonus Recipient will not be eligible to receive a Sale Bonus.

Bonus Recipient	Title	Minimum Sale Bonus	Target Sale Bonus
Gary Cohen	Chief Executive Officer	$1,188,000	$3,960,000
Jeffrey Engel	President & Chief Operating Officer	$580,500	$1,935,000
Karian Wong	EVP & Chief Financial Officer	$418,500	$1,395,000
Jules Connelly	SVP & Chief Human Resources Officer	$256,500	$855,000
The summary above is qualified in its entirety by reference to the terms of the Executive Sale Bonus Plan, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	iRobot Corporation

By: /s/ Kevin Lanouette
Name: Kevin Lanouette
Title: Senior Vice President and General Counsel